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                                                                  EXHIBIT 21.0

Med Diversified, Inc.
List of Subsidiaries at March 31, 2002.

                                                                 % of Ownership
                                                                 --------------
Chartwell Diversified Services, Inc.                                  100%
Tender Loving Care Health Care Services, Inc.                          99%
Resource Pharmaceuticals Inc.                                         100%
VirTx, Inc.                                                           100%
Illumea Corporation                                                   100%
VidiMedix Corporation                                                 100%
PrimeRx.com                                                            39%
American Reimbursement LLC                                             99%